Exhibit 10.37

LANDLORD CONSENT TO SUBLEASE
THIS LANDLORD CONSENT TO SUBLEASE (“Consent Agreement”) is entered into as of December 18, 2015, by and among THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Landlord”), AVAYA INC., a Delaware corporation (“Sublandlord”), and TELENAV, INC., a Delaware corporation (“Subtenant”).
RECITALS:

A.
Landlord, as landlord, and Sublandlord, as tenant, are parties to that certain Lease Agreement dated August 25, 2011 (as the same may have been amended, the “Lease”), pursuant to which Landlord has leased to Sublandlord certain premises containing approximately 257,155 rentable square feet (the “Premises”) comprised of the following: (i) approximately 41,900 rentable square feet described as Suite No. 100; (ii) approximate 52,268 rentable square feet described as Suite No. 200, (iii) approximate 54,635 rentable square feet described as Suite No. 300, (iv) approximate 53,717 rentable square feet described as Suite No. 400, and (v) approximate 54,635 rentable square feet described as Suite No. 500, of the building located at 4655 Great America Parkway, Santa Clara, California (the “Building”).

B.
Sublandlord and Subtenant have entered into that certain Sublease dated as of November 11, 2015 attached hereto as Exhibit A (the “Sublease”) pursuant to which Sublandlord has agreed to sublease to Subtenant certain premises described as follows: Suite No. 300 of the Building, comprising approximately 54,635 rentable square feet (the “Sublet Premises”) constituting a part of the Premises.

C.	Sublandlord and Subtenant have requested Landlord’s consent to the Sublease.

D.	Landlord has agreed to give such consent upon the terms and conditions contained in this Consent Agreement.
NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

1.
Sublease Agreement. Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease is attached hereto and made a part hereof as Exhibit A, and Sublandlord and Subtenant agree that the Sublease with respect to Landlord and/or the Sublet Premises shall not be modified without Landlord’s prior written consent, which consent shall not be unreasonably withheld.

2.
Representations. Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenant, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease and this Consent Agreement. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease and this Consent Agreement.

3.
Indemnity and Insurance. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any

Exhibit 10.37

such obligations. Notwithstanding the foregoing, to the extent the same is legally permissible, Sublandlord may satisfy such insurance obligation for itself and on behalf of Subtenant.

4.
No Release. Nothing contained in the Sublease or this Consent Agreement shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease or this Consent Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease, it being understood that Landlord is not a party to the Sublease and, notwithstanding anything to the contrary contained in the Sublease, is not bound by any terms, provisions, representations or warranties contained in the Sublease, including, without limitation, Section 29 of the Sublease, and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.

5.
Administrative Fee. Sublandlord shall pay to Landlord the sum equal to Landlord’s reasonable attorneys’ fees, incurred in consideration for Landlord’s review of the Sublease and the preparation and delivery of this Consent Agreement, pursuant to Section 18.3 of the Lease. Landlord shall notify Sublandlord of such amount and Sublandlord shall pay such amount to Landlord, as Additional Rent under the Lease, within ten (10) days of such notice from Landlord.

6.
No Transfer. Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Sublet Premises or the Sublease to any person or entity without the written consent of Landlord, which Landlord may withhold in its sole discretion.

7.
Lease. The parties agree that the Sublease is subject and subordinate to the terms of the Lease, and all terms of the Lease, other than Sublandlord’s obligation to pay Monthly Rent, are incorporated into the Sublease. In no event shall the Sublease or this Consent Agreement be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect. Nothing set forth in this Consent Agreement shall be construed as a consent or approval by Landlord of any alterations, additions or improvements that Subtenant intends to perform pursuant to the Sublease and any such alterations, additions or improvements, including, without limitation, the “Subtenant Improvements” referenced in Section 38 of the Sublease, are subject to the prior approval of Landlord, and full compliance with the terms of the Lease, including without limitation, Article 15 of the Lease. Without limiting the generality of the foregoing, Landlord shall have the right to require Tenant to remove any alterations, additions or improvements installed in the Sublet Premises in accordance with the terms of Section 16.2 of the Lease. It is hereby acknowledged and agreed that any provisions in the Sublease which limit the manner in which Sublandlord may amend the Lease are binding only upon Sublandlord and Subtenant as between such parties. Landlord shall not be bound in any manner by such provisions and may rely upon Sublandlord’s execution of any agreements amending or terminating the Lease subsequent to the date hereof notwithstanding any contrary provisions in the Sublease.

8.
Parking and Services. Any parking rights granted to Subtenant pursuant to the Sublease shall be satisfied out of the parking rights, if any, granted to Sublandlord under the Lease. Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublet Premises, and Sublandlord agrees to pay for such services and materials as additional

Exhibit 10.37

rent under the Lease upon written demand from Landlord. However, as a convenience to Sublandlord, Landlord may bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that: (a) such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials, and (b) Subtenant shall reimburse Sublandord in accordance with Section 15 of the Sublease, and indemnify and hold Sublandlord harmless in accordance with Section 8(d) of the Sublease.

9.
Attornment. If the Lease or Sublandlord's right to possession thereunder terminates for any reason prior to expiration of the Sublease, Subtenant agrees, at the written election of Landlord, to attorn to Landlord upon the then executory terms and conditions of the Sublease for the remainder of the term of the Sublease. In the event of any such election by Landlord, Landlord will not be (a) liable for any rent paid by Subtenant to Sublandlord more than one month in advance, or any security deposit paid by Subtenant to Sublandlord, unless same has been transferred to Landlord by Sublandlord; (b) liable for any act or omission of Sublandlord under the Lease, Sublease or any other agreement between Sublandlord and Subtenant or for any default of Sublandlord under any such documents which occurred prior to the effective date of the attornment; (c) subject to any defenses or offsets that Subtenant may have against Sublandlord which arose prior to the effective date of the attornment; (d) bound by any changes or modifications made to the Sublease without the written consent of Landlord; (e) obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the Sublet Premises which Sublandlord agreed would be transferred to Subtenant or which Sublandlord agreed could be used by the Subtenant during the term of the Sublease; or (f) liable for the payment of any improvement allowance, or any other payment, credit, offset or amount due from Sublandlord to Subtenant under the Sublease. If Landlord does not elect to have Subtenant attorn to Landlord as described above, the Sublease and all rights of Subtenant in the Sublet Premises shall terminate upon the date of termination of the Lease or Sublandlord’s right to possession thereunder. It is all parties' expressed intent that, should the Lease terminate for any reason whatsoever, including the voluntary surrender of same by Sublandlord and the acceptance thereof by Landlord, then the Sublease shall terminate. This provision is entered into with full knowledge of the case of Buttner v. Kasser (1912) 19 Cal.App. 755, and it is the parties' express intent that the holding of Buttner and similar cases shall not apply to the Sublease. The terms of this Section 9 supercede any contrary provisions in the Sublease.

10.
Payments Under the Sublease. If at any time Sublandlord is in default under the terms of the Lease, Landlord shall have the right to contact Subtenant and require Subtenant to pay all rent due under the Sublease directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease. Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant. If Subtenant fails to deliver its Sublease payments directly to Landlord as required herein following receipt of written notice from Landlord as described above, then Landlord shall have the right to remove any signage of Subtenant, at Subtenant’s cost, located outside the Premises or in the Building lobby or elsewhere in the Building and to pursue any other rights or remedies available to Landlord at law or in equity.

Exhibit 10.37

11.
Excess Rent. If Landlord is entitled to any excess rent from Sublandlord pursuant to the terms of the Lease, then, in addition to all rent otherwise payable by Sublandlord to Landlord under the Lease, Sublandlord shall also pay to Landlord the portion of the excess rent to which Landlord is entitled under the Lease, in the manner described in the Lease. Landlord’s failure to bill Sublandlord for, or to otherwise collect, such sums shall in no manner be deemed a waiver by Landlord of its right to collect such sums in accordance with the Lease.

12.
ERISA. Sublandlord and Subtenant each hereby represents, warrants and covenants to Landlord that, as of the date hereof and throughout the term of the Lease, it is not (i) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), that is subject to Section 4975 of the Code, or (iii) an entity deemed to hold “plan assets” of any such employee benefit plan or plan. In addition, Sublandlord and Subtenant each represents, warrants and covenants to Landlord that it is not a “governmental plan” as defined in Section 3(32) of ERISA and is not subject to State statutes regulating investments of and fiduciary obligations with respect to government plans which would be violated by the transactions contemplated by the Lease or this Consent Agreement.

13.
Authority. Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Neither Sublandlord nor Subtenant is, and shall not during the term of the Lease become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”). Neither Sublandlord nor Subtenant is currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Sublet Premises. Sublandlord and Subtenant will not, during the Term of the Lease, engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Sublet Premises. Sublandlord’s or Subtenant’s breach of any representation or covenant set forth in this Section shall constitute a breach of the Lease, entitling Landlord to any and all remedies hereunder, or at law or in equity (including the right to terminate the Lease, if required by law, without affording Sublandlord or Subtenant notice or cure period ).

14.
CASp. Pursuant to California Civil Code Section 1938, Landlord hereby notifies Subtenant that as of the date of this Consent, the Sublet Premises has not undergone inspection by a “Certified Access Specialist” to determine whether the Sublet Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53.

15.
Limitation of Landlord’s Liability. Redress for any claim against Landlord under this Consent Agreement shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Consent Agreement, if any, are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Sublandlord and/or

Exhibit 10.37

Subtenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

16.
Waiver of Subrogation. Landlord hereby agrees that Section 13.4 of the Lease is intended to benefit Subtenant as well as Sublandlord and that the waivers of recovery rights and subrogation rights as provided in Section 13.4 of the Lease shall apply as between Landlord and Subtenant to the same extent as between Landlord and Sublandlord.

17.
Monument Signage. Notwithstanding the terms of Section 32.4.3 of the Lease making Sublandlord’s signage rights under Section 32.4 personal to Sublandlord, Landlord agrees that Subtenant shall be allowed to place Subtenant’s identifying signage on the Building’s existing monument sign, subject to the requirements and conditions of the Lease and in accordance with Section 37 of the Sublease including, without limitation, Landlord’s right to consent to the size of such sign. Without limiting the foregoing, any such Subtenant signage shall be constructed and installed (at no cost to Landlord) by Landlord’s signage vendor and may utilize space on the monument sign of an area comprising up to two (2) of the six (6) glass plates currently allocated to Tenant (and Tenant may continue to use the remaining area comprising an area covering four (4) glass plates).

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Exhibit 10.37

IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent Agreement as of the date set forth above.

LANDLORD:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation by its authorized Signatory, Harvest Properties, Inc., a California corporation

By: /s/ Jeffrey D. Mills
Name: Jeffrey D. Mills
Title: Vice President
Dated: December 18, 2015

SUBLANDLORD:
AVAYA INC., a Delaware corporation By: /s/ James M. Chinco Jr. Name: James M. Chinco Jr. Title: EVP, Business Operations Dated: December 16, 2015
SUBTENANT:
TELENAV, INC., a Delaware corporation By: /s/Michael Strambi Name: Michael Strambi Title: Chief Financial Officer Dated: December 16, 2015

Exhibit 10.37

EXHIBIT A - SUBLEASE AGREEMENT

attached to and made a part of the Consent Agreement dated as of December 18, 2015 between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, as Landlord, AVAYA INC., a Delaware corporation, as Sublandlord and
TELENAV, INC., a Delaware corporation, as Subtenant